Exhibit 10.1

Amendment No. 1 to the Asset Transfer Agreement

Party A (transferee): Meten Holding Group Ltd.

Address: Cricket Square, Hutchins Drive P.O.Box 2681 Grand Cayman KY1-1111 Cayman Islands.

Party B (transferer)

A: Jianyu Guo

Nationality: People’s Republic of China, ID number:

B: Tianying Zheng

Nationality: People’s Republic of China, ID number:

Party A and Party B have signed the Asset Transfer Agreement on June 7, 2023, which stipulates that Party B will transfer 200 BTC mining machines to Party A, with a total transfer price of US $880,000, and Party A agrees to complete the consideration payment in the form of share issue. Party A and Party B hereby agree on the following supplementary terms and conditions for mutual compliance with the shares paid for by the consideration:

I. The number of shares paid by Party A to Party B (A) is 2,274,548 shares, the number of shares paid by Party A to Party B (B) is 2,274,548 shares, and the total number of shares paid by Party A to Party B is 4,549,096 shares.

II. The price of the above shares is USD 0.1934 per share.

III. Other matters shall be subject to the provisions of the aforesaid Asset Transfer Agreement.

IV. This Supplementary Agreement is made in quadruplicate, with Party A holding two copies and Party B holding two copies.

No text below.

Signature page

Party A: Meten Holding Group Ltd.

Authorized representative: /s/ Siguang Peng

Title: Chief Executive Officer

Party B (A) (signature): /s/ Jianyu Guo

Party B (B) (signature): /s/ Tianying Zheng

This Agreement is signed by both parties on July 10, 2023